UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 17, 2017

KELLY SERVICES, INC.
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(Exact name of Registrant as specified in its charter)

DELAWARE	0-1088	38-1510762
(State or other	(Commission	(IRS Employer
jurisdiction of	File Number)	Identification
incorporation)		Number)

999 WEST BIG BEAVER ROAD, TROY, MICHIGAN 48084
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(Address of principal executive offices)
(Zip Code)

(248) 362-4444
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(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act
     (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
     (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition

Kelly Services, Inc. (the “Company”) today filed its annual report on Form 10-K for the year ended January 1, 2017. The Company has updated materials previously filed on Form 8-K on February 2, 2017 to conform to the Form 10-K information. We are updating this information because subsequent to February 2, 2017, the Company recorded an adjustment related to the Outsourcing and Consulting Group ("OCG") segment selling, general and administrative ("SG&A") expenses for certain aged accounts receivable at its subsidiary in Germany. The effect of the update was to decrease net earnings by $1.8 million during the fourth quarter of 2016.

A copy of the updated financial information is attached as exhibits 99.1 and 99.2 herein.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

99.1    Revised financial information for year end January 1, 2017.
99.2    Revised presentation materials for year end January 1, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

KELLY SERVICES, INC.
February 17, 2017

/s/ Olivier G. Thirot Olivier G. Thirot Senior Vice President and Chief Financial Officer (Principal Financial Officer)

February 17, 2017

/s/ Laura S. Lockhart Laura S. Lockhart Vice President, Corporate Controller and Chief Accounting Officer (Principal Accounting Officer)

EXHIBIT INDEX

Exhibit No.	Description

99.1	Revised financial information for year end January 1, 2017.
99.2	Revised presentation materials for year end January 1, 2017.